Exhibit 1.01

Conflict Minerals Report

Citrix Systems, Inc. has included this Conflict Minerals Report as an exhibit to its Form SD for 2017 as provided for in Rule 13p-1 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and Form SD (collectively, the “Conflict Minerals Rule”).

Unless the context indicates otherwise, the terms “we,” “its,” “us,” and “our” refer to Citrix Systems, Inc. and its consolidated subsidiaries. As used herein and consistent with the Conflict Minerals Rule, “Conflict Minerals” or “3TG” are columbite-tantalite (coltan), cassiterite, gold, wolframite and the derivatives tantalum, tin and tungsten, without regard to the location of origin of the minerals or derivative metals.

Forward-Looking Statements

This document contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Exchange Act. In particular, statements contained in this document that are not historical facts, including, but not limited to, statements concerning the additional steps that we intend to take to mitigate the risk that our necessary 3TG benefit armed groups, constitute forward-looking statements and are made under the safe harbor provisions of Section 27A of the Securities Act and Section 21E of the Exchange Act.

Forward-looking statements are subject to risks and uncertainties that could cause actual actions or performance to differ materially from those expressed in the forward-looking statements. These risks and uncertainties may include, but are not limited to, the continued implementation of satisfactory traceability and other compliance measures by our direct and indirect suppliers on a timely basis or at all, whether smelters and refiners and other market participants responsibly source 3TG and political and regulatory developments, whether in the Democratic Republic of the Congo (the “DRC”) region, the United States or elsewhere. We caution readers not to place undue reliance on any forward-looking statements, which only speak as of the date made. We undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which such statement is made.

Applicability of the Conflict Minerals Rule to Our Company

Our mission is to power a world where people, organizations and things are securely connected and accessible to make the extraordinary possible. We help customers reimagine the future of work by providing a comprehensive secure digital workspace that unifies the apps, data and services people need to be productive, and simplifies IT’s ability to adopt and manage complex cloud environments. Most of our products consist solely of software and do not contain a physical component and therefore do not contain 3TG. Accordingly, substantially all of our products are out of scope for purposes of the Conflict Minerals Rule.

Although substantially all of our products are out of scope for purposes of the Conflict Minerals Rule, we identified a limited number of hardware components with necessary 3TG content in the products that we contracted to manufacture in 2017. These in-scope products consisted of physical networking products and a mouse sold in connection with our Windows app delivery products for tablet use cases (“In-Scope Products”). We did not directly source the 3TG in these In-Scope Products, and we make no purchases from mines in the DRC or any of its adjoining countries or from any smelters or refiners. The 3TG were sourced, either directly or indirectly, by the manufacturers of the In-Scope Products and we believe that we are in most cases many levels removed from such mines, smelters or refiners. While, practically speaking, we have limited influence over the sourcing of the 3TG in our In-Scope Products, through the efforts described in this Conflict Minerals Report, we seek to ensure that our sourcing practices are consistent with our Conflict Minerals Policy (which is discussed below under “Our Conflict Minerals Policy”), promote transparency and traceability and encourage conflict free sourcing in our supply chain.

For 2017, we were unable to determine the origin of at least a portion of the 3TG that were necessary to the functionality or production of each of our In-Scope Products. None of the necessary 3TG contained in our In-Scope Products were determined by us to directly or indirectly finance or benefit armed groups in the DRC or an adjoining country. However, we did not conclude that any of our products were “DRC conflict free.” The terms “adjoining country,” “armed group,” and “DRC conflict free” have the meanings contained in the Conflict Minerals Rule. Smelter, refiner and country of origin information for 2017 is provided under “Product Information” below.

Our Conflict Minerals Policy

We have adopted a company policy relating to 3TG (the “Conflict Minerals Policy”). The Conflict Minerals Policy includes, but is not limited to, our expectations that our suppliers:

1.	adopt a policy of responsible sourcing of minerals and pass this requirement through their supply chain;

2.	implement due diligence processes to support that policy;

3.	source minerals from socially responsible suppliers; and

4.	provide us all information we may request regarding the sourcing of minerals in products supplied to us.

The Conflict Minerals Policy indicates that, if we become aware of a supplier who is not in compliance with the foregoing expectations, then we will take appropriate action to remedy the situation, including reassessment of supplier relationships.

Our Conflict Minerals Policy also contains an email address for employees, suppliers and other interested parties to report violations of the policy electronically. The email address is compliance.prime@citrix.com.

We do not support embargos of 3TG from the DRC region, but rather encourage our suppliers to continue to source responsibly from that region.

Reasonable Country of Origin Inquiry Information

As required by the Conflict Minerals Rule, for 2017, we conducted a “reasonable country of origin inquiry.” For our reasonable country of origin inquiry, to the extent applicable, we utilized the same processes and procedures as for our due diligence, in particular Steps 1 and 2 of the OECD Guidance (as defined below) design framework, which are described below in this Conflict Minerals Report.

Our outreach included, with respect to the In-Scope Products, all of those suppliers (the “Suppliers”) that we identified as having provided us with components, parts or products that contain 3TG or that we believe may have provided us with components, parts or products that contain 3TG. In connection with our scoping determination, we looked at product specifications, made supplier inquiries and utilized other information known to us regarding the materials composition of our products.

For 2017, the Suppliers identified to us 203 smelters and refiners that processed or may have processed the necessary 3TG contained in our In-Scope Products. Based on our reasonable country of origin inquiry, we concluded that 118 of these smelters and refiners sourced entirely from outside of the DRC and its adjoining countries, including from recycled or scrap sources, as described under “Product Information — Smelter, Refiner and Country of Origin Information.” Our conclusion was based on information provided by the Responsible Minerals Initiative (the “RMI,” and formerly the Conflict-Free Sourcing Initiative) to its members.

Pursuant to the Conflict Minerals Rule, based on the results of our reasonable country of origin inquiry, we conducted due diligence for 2017. These due diligence efforts are discussed below.

Due Diligence Framework

We utilize due diligence measures relating to 3TG that are intended to conform with, in all material respects, the criteria set forth in the Organisation for Economic Co-operation and Development’s Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas, including the Supplement on Tin, Tantalum and Tungsten and the Supplement on Gold (the “OECD Guidance”).

The OECD Guidance has established a five-step framework for due diligence as a basis for responsible global supply chain management of minerals from conflict-affected and high-risk areas. Selected elements of our program design are discussed below, but these are not all of the elements of the program that we have put in place to help ensure that the 3TG contained in our products are responsibly sourced. Selected due diligence measures that we took in respect of 2017 are discussed under “Due Diligence Program Execution.”

Compliance Team

In support of our compliance efforts, we have a Conflict Minerals Reporting Oversight Committee (the “Committee”) that is charged with overseeing, implementing and providing feedback on our Conflict Minerals compliance strategy. The Committee consists of senior staff under our Chief Financial Officer and our Senior Vice President and General Counsel, who have executive leadership for our 3TG compliance program. Finance, legal and supply chain management are represented on the Committee. Certain members of the Committee and selected other internal personnel are trained on the Conflict Minerals Rule, the OECD Guidance, our compliance plan and the procedures for reviewing and validating supplier responses to our inquiries.

The Committee is supplemented by outside professionals. We utilize specialist outside counsel to advise us on certain aspects of our compliance. We also utilize a third-party to help us gather data from some suppliers.

Conflict Minerals Policy; Reporting Mechanism

As described above under “Our Conflict Minerals Policy,” we have adopted a Conflict Minerals Policy. We communicate the Conflict Minerals Policy internally to selected employees. The Conflict Minerals Policy also is communicated to direct suppliers and certain tier 2 suppliers with whom we have a direct relationship and that we determine to potentially be in-scope for purposes of our compliance. In addition, the Conflict Minerals Policy is posted on our website at https://www.citrix.com/content/dam/citrix/en_us/documents/about/conflict-minerals-policy.pdf. Our Conflict Minerals Policy contains an email address for employees, suppliers and other interested parties to report violations of the policy electronically. The email address is compliance.prime@citrix.com.

Records Storage and Retention

We have an internal electronic database for the maintenance of business records relating to 3TG due diligence, including records of due diligence processes, findings and resulting decisions. As contemplated by the OECD Guidance, our policy requires the maintenance of these records for at least five years.

Contract Terms With Suppliers

We have a contract addendum (the “Contract Addendum”) requiring relevant suppliers to agree to, among other things, (1) maintain, record and provide to us on request, traceability data and other information that we may request in order to facilitate our compliance with the Conflict Minerals Rule, (2) comply with our Conflict Minerals Policy and (3) adopt and maintain policies, due diligence frameworks and management systems that enable us to comply with our obligations under the Conflict Minerals Rule. The Contract Addendum was sent to suppliers with whom we already had contracts at the time that the addendum was developed and is included in new proposed contracts as determined to be appropriate by our legal department.

Identification, Assessment and Reporting of Supply Chain Risk

Following our scoping determination, we request that relevant suppliers provide us with information concerning the usage and source of the 3TG in the In-Scope Products they supply to us by submitting to us a completed copy of the Conflict Minerals Reporting Template (“Template”) developed by the RMI. If a supplier does not respond within the requested time frame, we, or one of our tier 1 third-party manufacturers on our behalf, follow up with the supplier.

After we receive back the Template responses from suppliers, we review the responses. We, or one of our tier 1 third-party manufacturers on our behalf, follow up with suppliers that do not fully complete the Template or that submit a response that we determine contained errors or inaccuracies. If a supplier does not fully complete the Template or if we determine that the response contained errors or inaccuracies, we or the third-party manufacturer on our behalf requests that the supplier submit a revised response.

We review smelters and refiners listed on Template responses against the Smelter Look-up tab list of the Template and the lists of Conformant and Active (as defined later in this Conflict Minerals Report) smelters and refiners published by the RMI, as well as the country of origin information made available by the RMI to its members. If an indicated smelter or refiner is not listed on the Smelter Look-up tab list or listed as Conformant, we consult public online information, request the assistance of our supplier or contact the listed entity to attempt to determine whether that entity was actually a smelter or refiner, the mine or location of origin of the 3TG processed by the smelter or refiner and whether it is known to obtain 3TG from sources that directly or indirectly finance or benefit armed groups in the DRC or an adjoining country.

Based on the information furnished by the suppliers and other information known to us, we assess the risks of adverse impacts. The Committee also reports the findings of its supply chain risk assessment to our Chief Financial Officer, our Senior Vice President and General Counsel and our internal management Disclosure Committee.

We determine on a case-by-case basis the appropriate risk mitigation strategy for any identified risks of a violation of our Conflict Minerals Policy. Potential outcomes under our risk mitigation strategy include continuing to work with the supplier while risks are addressed or reassessing the relationship with the supplier. Under our risk mitigation strategy, to the extent that risks that require mitigation are identified, if applicable, we will adopt procedures for monitoring and tracking the performance of the risk mitigation efforts and for reporting these efforts back to appropriate senior oversight personnel. Under our procedures, we also will undertake additional fact and risk assessments, as determined by the Committee, for risks that require mitigation or after a change of circumstances.

Independent Third-party Audit of Supply Chain Due Diligence at Identified Points in the Supply Chain

We utilize and rely on information made available by the RMI concerning independent third-party audits of smelters and refiners to assess smelter and refiner due diligence and to determine whether identified smelters and refiners are Conformant. We are a member of the Responsible Business Alliance (the “RBA,” formerly the Electronic Industry Citizenship Coalition), of which the RMI is an initiative.

Report on Supply Chain Due Diligence

We file a Form SD and a Conflict Minerals Report with the Securities and Exchange Commission and make these filings available on our corporate website.

Due Diligence Program Execution

In furtherance of our 3TG due diligence, we performed the due diligence measures discussed below for 2017. These are not all of the measures that we took in furtherance of our 3TG compliance program and pursuant to the Conflict Minerals Rule and the OECD Guidance. For a discussion of the design of our due diligence measures, see “Due Diligence Framework.”

1.	We sent requests to the Suppliers to provide us with a completed Template. We requested that the Suppliers furnish us with a completed Template at the product level. We followed up by email or phone with the Suppliers that did not provide a response within the specified time frame. Some of the requests were sent, and follow-up was performed on our behalf, by one of our tier 1 third-party manufacturers.

2.	We reviewed the completed responses received from the Suppliers for incomplete responses, potential errors, inaccuracies and other potential issues.

3.	We reviewed the smelters and refiners identified to us by the Suppliers against those contained on the Smelter Look-up tab list of the Template. To the extent not on that list, we (a) requested that the Supplier confirm that the listed entity is a smelter or refiner, (b) consulted publicly available online information to attempt to determine whether the identified entity was a smelter or refiner or (c) attempted to contact the listed entity.

4.	We reviewed identified smelters and refiners against the lists of Conformant and Active smelters and refiners and country of origin information published by the RMI or made available by it to its members. Two hundred (200), or 99%, of the identified smelters and refiners in product level Template responses were listed as Conformant by the RMI as of April 26, 2018. In comparison, for calendar 2016, 155 out of 173, or just under 90%, of the reported smelters were listed as Conformant.

5.	To the extent that a smelter or refiner identified by a Supplier was not listed as Conformant by the RMI, we searched online public information to attempt to determine the mine or location of origin of the 3TG processed by the smelter or refiner and whether it is known to obtain 3TG from sources that directly or indirectly finance or benefit armed groups in the DRC or an adjoining country.

6.	The Committee reported the findings of its supply chain risk assessment to our Chief Financial Officer, our Senior Vice President and General Counsel and our internal management Disclosure Committee.

7.	We are a member of the RBA; its affiliated entity, the RMI, coordinates independent third-party audits of smelters and refiners on behalf of its membership.

Product Information

For 2017, we were unable to determine the origin of at least a portion of the necessary 3TG in each of our In-Scope Products (which are described earlier in this Conflict Minerals Report). Most of our products consist solely of software and do not contain a physical component, and therefore do not contain 3TG. For a further discussion of our products, see our Annual Report on Form 10-K for the fiscal year ended December 31, 2017. The information contained in our Form 10-K is not incorporated by reference into this Conflict Minerals Report or our Form SD and should not be considered part of this Conflict Minerals Report or our Form SD.

For 2017, none of the 3TG in our In-Scope Products was determined by us to have directly or indirectly financed or benefitted armed groups in the DRC or an adjoining country. An “armed group” under the Conflict Minerals Rule is an armed group that is identified as a perpetrator of serious human rights abuses in annual Country Reports on Human Rights Practices under sections 116(d) and 502B(b) of the Foreign Assistance Act of 1961 relating to the DRC or an adjoining country. However, we did not conclude that any of our products were “DRC conflict free.”

Smelter, Refiner and Country of Origin Information

The Suppliers identified to us the 203 facilities listed below that may have processed the necessary 3TG contained in our In-Scope Products during 2017. As of April 26, 2018, two hundred (200) of these facilities, or 99%, were listed as Conformant.

We depend upon our suppliers for information concerning the origin of the 3TG contained in our In-Scope Products. The smelters and refiners identified to us by the Suppliers may not be all of the smelters and refiners that were in our supply chain during 2017, since the Suppliers were not able to obtain smelter and refiner information from all of their direct and indirect suppliers, and since we did not receive responses from all of the Suppliers.

Smelter and Refiner Information (1)

	Metal	Name of Smelter or Refiner	Country Location	Smelter or Refiner Status
1	Gold	Aida Chemical Industries Co., Ltd.	JAPAN	Conformant
2	Gold	Allgemeine Gold-und Silberscheideanstalt A.G.	GERMANY	Conformant
3	Gold	Almalyk Mining and Metallurgical Complex (AMMC)	UZBEKISTAN	Conformant
4	Gold	AngloGold Ashanti Córrego do Sítio Mineração	BRAZIL	Conformant
5	Gold	Argor-Heraeus S.A.	SWITZERLAND	Conformant
6	Gold	Asahi Pretec Corp.	JAPAN	Conformant
7	Gold	Asahi Refining Canada Ltd.	CANADA	Conformant
8	Gold	Asahi Refining USA Inc.	UNITED STATES OF AMERICA	Conformant
9	Gold	Asaka Riken Co., Ltd.	JAPAN	Conformant
10	Gold	Aurubis AG	GERMANY	Conformant
11	Gold	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	PHILIPPINES	Conformant
12	Gold	Boliden AB	SWEDEN	Conformant
13	Gold	C. Hafner GmbH + Co. KG	GERMANY	Conformant
14	Gold	CCR Refinery—Glencore Canada Corporation	CANADA	Conformant
15	Gold	Chimet S.p.A.	ITALY	Conformant

16	Gold	DODUCO Contacts and Refining GmbH	GERMANY	Conformant
17	Gold	Dowa	JAPAN	Conformant
18	Gold	DSC (Do Sung Corporation)	KOREA (REPUBLIC OF)	Conformant
19	Gold	Eco-System Recycling Co., Ltd.	JAPAN	Conformant
20	Gold	Gold Refinery of Zijin Mining Group Co., Ltd.	CHINA	Conformant
21	Gold	Heimerle + Meule GmbH	GERMANY	Conformant
22	Gold	Heraeus Metals Hong Kong Ltd.	CHINA	Conformant
23	Gold	Heraeus Precious Metals GmbH & Co. KG	GERMANY	Conformant
24	Gold	Inner Mongolia Qiankun Gold and Silver Refinery Share Co., Ltd.	CHINA	Conformant
25	Gold	Ishifuku Metal Industry Co., Ltd.	JAPAN	Conformant
26	Gold	Istanbul Gold Refinery	TURKEY	Conformant
27	Gold	Japan Mint	JAPAN	Conformant
28	Gold	Jiangxi Copper Co., Ltd.	CHINA	Conformant
29	Gold	JSC Ekaterinburg Non-Ferrous Metal Processing Plant	RUSSIAN FEDERATION	Conformant
30	Gold	JSC Uralelectromed	RUSSIAN FEDERATION	Conformant
31	Gold	JX Nippon Mining & Metals Co., Ltd.	JAPAN	Conformant
32	Gold	Kazzinc	KAZAKHSTAN	Conformant
33	Gold	Kennecott Utah Copper LLC	UNITED STATES OF AMERICA	Conformant
34	Gold	Kojima Chemicals Co., Ltd.	JAPAN	Conformant
35	Gold	Kyrgyzaltyn JSC	KYRGYZSTAN	Conformant
36	Gold	LS-NIKKO Copper Inc.	KOREA (REPUBLIC OF)	Conformant
37	Gold	Materion	UNITED STATES OF AMERICA	Conformant
38	Gold	Matsuda Sangyo Co., Ltd.	JAPAN	Conformant
39	Gold	Metalor Technologies (Hong Kong) Ltd.	CHINA	Conformant
40	Gold	Metalor Technologies (Singapore) Pte., Ltd.	SINGAPORE	Conformant
41	Gold	Metalor Technologies (Suzhou) Ltd.	CHINA	Conformant
42	Gold	Metalor Technologies S.A.	SWITZERLAND	Conformant
43	Gold	Metalor USA Refining Corporation	UNITED STATES OF AMERICA	Conformant
44	Gold	Metalúrgica Met-Mex Peñoles S.A. De C.V.	MEXICO	Conformant
45	Gold	Mitsubishi Materials Corporation	JAPAN	Conformant
46	Gold	Mitsui Mining and Smelting Co., Ltd.	JAPAN	Conformant
47	Gold	MMTC-PAMP India Pvt., Ltd.	INDIA	Conformant
48	Gold	Moscow Special Alloys Processing Plant	RUSSIAN FEDERATION	Conformant
49	Gold	Nadir Metal Rafineri San. Ve Tic. A.Ş.	TURKEY	Conformant
50	Gold	Nihon Material Co., Ltd.	JAPAN	Conformant
51	Gold	Ögussa Österreichische Gold- und Silber-Scheideanstalt GmbH	AUSTRIA	Conformant
52	Gold	Ohura Precious Metal Industry Co., Ltd.	JAPAN	Conformant
53	Gold	OJSC “The Gulidov Krasnoyarsk Non-Ferrous Metals Plant” (OJSC Krastsvetmet)	RUSSIAN FEDERATION	Conformant
54	Gold	OJSC Novosibirsk Refinery	RUSSIAN FEDERATION	Conformant

55	Gold	PAMP S.A.	SWITZERLAND	Conformant
56	Gold	Prioksky Plant of Non-Ferrous Metals	RUSSIAN FEDERATION	Conformant
57	Gold	PT Aneka Tambang (Persero) Tbk	INDONESIA	Conformant
58	Gold	PX Précinox S.A.	SWITZERLAND	Conformant
59	Gold	Rand Refinery (Pty) Ltd.	SOUTH AFRICA	Conformant
60	Gold	Republic Metals Corporation	UNITED STATES OF AMERICA	Conformant
61	Gold	Royal Canadian Mint	CANADA	Conformant
62	Gold	Samduck Precious Metals	KOREA (REPUBLIC OF)	Conformant
63	Gold	Schone Edelmetaal B.V.	NETHERLANDS	On Smelter Look-up Tab List Only
64	Gold	SEMPSA Joyería Platería S.A.	SPAIN	Conformant
65	Gold	Shandong Zhaojin Gold & Silver Refinery Co., Ltd.	CHINA	Conformant
66	Gold	Sichuan Tianze Precious Metals Co., Ltd.	CHINA	Conformant
67	Gold	Singway Technology Co., Ltd.	TAIWAN, PROVINCE OF CHINA	Conformant
68	Gold	SOE Shyolkovsky Factory of Secondary Precious Metals	RUSSIAN FEDERATION	Conformant
69	Gold	Solar Applied Materials Technology Corp.	TAIWAN, PROVINCE OF CHINA	Conformant
70	Gold	Sumitomo Metal Mining Co., Ltd.	JAPAN	Conformant
71	Gold	T.C.A S.p.A	ITALY	Conformant
72	Gold	Tanaka Kikinzoku Kogyo K.K.	JAPAN	Conformant
73	Gold	The Refinery of Shandong Gold Mining Co., Ltd.	CHINA	Conformant
74	Gold	Tokuriki Honten Co., Ltd.	JAPAN	Conformant
75	Gold	Torecom	KOREA (REPUBLIC OF)	Conformant
76	Gold	Umicore Brasil Ltda.	BRAZIL	Conformant
77	Gold	Umicore Precious Metals Thailand	THAILAND	Conformant
78	Gold	Umicore S.A. Business Unit Precious Metals Refining	BELGIUM	Conformant
79	Gold	United Precious Metal Refining, Inc.	UNITED STATES OF AMERICA	Conformant
80	Gold	Valcambi S.A.	SWITZERLAND	Conformant
81	Gold	Western Australian Mint (T/a The Perth Mint)	AUSTRALIA	Conformant
82	Gold	Yamakin Co., Ltd.	JAPAN	Conformant
83	Gold	Yokohama Metal Co., Ltd.	JAPAN	Conformant
84	Gold	Zhongyuan Gold Smelter of Zhongjin Gold Corporation	CHINA	Conformant
85	Tantalum	Changsha South Tantalum Niobium Co., Ltd.	CHINA	Conformant
86	Tantalum	D Block Metals, LLC	UNITED STATES OF AMERICA	Conformant
87	Tantalum	Exotech Inc.	UNITED STATES OF AMERICA	Conformant
88	Tantalum	F&X Electro-Materials Ltd.	CHINA	Conformant
89	Tantalum	FIR Metals & Resource Ltd.	CHINA	Conformant
90	Tantalum	Global Advanced Metals Aizu	JAPAN	Conformant
91	Tantalum	Global Advanced Metals Boyertown	UNITED STATES OF AMERICA	Conformant

92	Tantalum	Guangdong Rising Rare Metals-EO Materials Ltd.	CHINA	Conformant
93	Tantalum	Guangdong Zhiyuan New Material Co., Ltd.	CHINA	Conformant
94	Tantalum	H.C. Starck Co., Ltd.	THAILAND	Conformant
95	Tantalum	H.C. Starck Hermsdorf GmbH	GERMANY	Conformant
96	Tantalum	H.C. Starck Inc.	UNITED STATES OF AMERICA	Conformant
97	Tantalum	H.C. Starck Ltd.	JAPAN	Conformant
98	Tantalum	H.C. Starck Smelting GmbH & Co. KG	GERMANY	Conformant
99	Tantalum	H.C. Starck Tantalum and Niobium GmbH	GERMANY	Conformant
100	Tantalum	Hengyang King Xing Lifeng New Materials Co., Ltd.	CHINA	Conformant
101	Tantalum	JiuJiang JinXin Nonferrous Metals Co., Ltd.	CHINA	Conformant
102	Tantalum	Jiujiang Tanbre Co., Ltd.	CHINA	Conformant
103	Tantalum	LSM Brasil S.A.	BRAZIL	Conformant
104	Tantalum	Metallurgical Products India Pvt., Ltd.	INDIA	Conformant
105	Tantalum	Mineracao Taboca S.A.	BRAZIL	Conformant
106	Tantalum	Mitsui Mining and Smelting Co., Ltd.	JAPAN	Conformant
107	Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.	CHINA	Conformant
108	Tantalum	NPM Silmet AS	ESTONIA	Conformant
109	Tantalum	Solikamsk Magnesium Works OAO	RUSSIAN FEDERATION	Conformant
110	Tantalum	Taki Chemical Co., Ltd.	JAPAN	Conformant
111	Tantalum	Telex Metals	UNITED STATES OF AMERICA	Conformant
112	Tantalum	Ulba Metallurgical Plant JSC	KAZAKHSTAN	Conformant
113	Tantalum	Yichun Jin Yang Rare Metal Co., Ltd.	CHINA	On Smelter Look-up Tab List Only
114	Tin	Alpha	UNITED STATES OF AMERICA	Conformant
115	Tin	China Tin Group Co., Ltd.	CHINA	Conformant
116	Tin	CNMC(Guangxi) PGMA Co., Ltd.	CHINA	On Smelter Look-up Tab List Only
117	Tin	CV Ayi Jaya	INDONESIA	Conformant
118	Tin	CV Gita Pesona	INDONESIA	Conformant
119	Tin	CV United Smelting	INDONESIA	Conformant
120	Tin	CV Venus Inti Perkasa	INDONESIA	Conformant
121	Tin	Dowa	JAPAN	Conformant
122	Tin	EM Vinto	BOLIVIA (PLURINATIONAL STATE OF)	Conformant
123	Tin	Fenix Metals	POLAND	Conformant
124	Tin	Gejiu Jinye Mineral Company	CHINA	Conformant
125	Tin	Gejiu Non-Ferrous Metal Processing Co., Ltd.	CHINA	Conformant
126	Tin	Jiangxi Ketai Advanced Material Co., Ltd.	CHINA	Conformant
127	Tin	Magnu’s Minerais Metais e Ligas Ltda.	BRAZIL	Conformant
128	Tin	Malaysia Smelting Corporation (MSC)	MALAYSIA	Conformant
129	Tin	Melt Metais e Ligas S.A.	BRAZIL	Conformant

130	Tin	Metallic Resources, Inc.	UNITED STATES OF AMERICA	Conformant
131	Tin	Metallo Spain S.L.U.	SPAIN	Conformant
132	Tin	Metallo-Chimique N.V.	BELGIUM	Conformant
133	Tin	Mineracao Taboca S.A.	BRAZIL	Conformant
134	Tin	Minsur	PERU	Conformant
135	Tin	Mitsubishi Materials Corporation	JAPAN	Conformant
136	Tin	O.M. Manufacturing (Thailand) Co., Ltd.	THAILAND	Conformant
137	Tin	O.M. Manufacturing Philippines, Inc.	PHILIPPINES	Conformant
138	Tin	Operaciones Metalurgical S.A.	BOLIVIA (PLURINATIONAL STATE OF)	Conformant
139	Tin	PT Aries Kencana Sejahtera	INDONESIA	Conformant
140	Tin	PT Artha Cipta Langgeng	INDONESIA	Conformant
141	Tin	PT ATD Makmur Mandiri Jaya	INDONESIA	Conformant
142	Tin	PT Babel Inti Perkasa	INDONESIA	Conformant
143	Tin	PT Bangka Prima Tin	INDONESIA	Conformant
144	Tin	PT Bangka Tin Industry	INDONESIA	Conformant
145	Tin	PT Belitung Industri Sejahtera	INDONESIA	Conformant
146	Tin	PT Bukit Timah	INDONESIA	Conformant
147	Tin	PT DS Jaya Abadi	INDONESIA	Conformant
148	Tin	PT Eunindo Usaha Mandiri	INDONESIA	Conformant
149	Tin	PT Inti Stania Prima	INDONESIA	Conformant
150	Tin	PT Menara Cipta Mulia	INDONESIA	Conformant
151	Tin	PT Mitra Stania Prima	INDONESIA	Conformant
152	Tin	PT Panca Mega Persada	INDONESIA	Conformant
153	Tin	PT Premium Tin Indonesia	INDONESIA	Conformant
154	Tin	PT Prima Timah Utama	INDONESIA	Conformant
155	Tin	PT Rajehan Ariq	INDONESIA	Conformant
156	Tin	PT Refined Bangka Tin	INDONESIA	Conformant
157	Tin	PT Sariwiguna Binasentosa	INDONESIA	Conformant
158	Tin	PT Stanindo Inti Perkasa	INDONESIA	Conformant
159	Tin	PT Sukses Inti Makmur	INDONESIA	Conformant
160	Tin	PT Sumber Jaya Indah	INDONESIA	Conformant
161	Tin	PT Timah (Persero) Tbk Kundur	INDONESIA	Conformant
162	Tin	PT Timah (Persero) Tbk Mentok	INDONESIA	Conformant
163	Tin	PT Tinindo Inter Nusa	INDONESIA	Conformant
164	Tin	PT Tommy Utama	INDONESIA	Conformant
165	Tin	Resind Indústria e Comércio Ltda.	BRAZIL	Conformant
166	Tin	Rui Da Hung	TAIWAN, PROVINCE OF CHINA	Conformant
167	Tin	Soft Metais Ltda.	BRAZIL	Conformant
168	Tin	Thaisarco	THAILAND	Conformant
169	Tin	White Solder Metalurgia e Mineracao Ltda.	BRAZIL	Conformant

170	Tin	Yunnan Chengfeng Non-ferrous Metals Co., Ltd.	CHINA	Conformant
171	Tin	Yunnan Tin Company Limited	CHINA	Conformant
172	Tungsten	A.L.M.T. TUNGSTEN Corp.	JAPAN	Conformant
173	Tungsten	Chenzhou Diamond Tungsten Products Co., Ltd.	CHINA	Conformant
174	Tungsten	Chongyi Zhangyuan Tungsten Co., Ltd.	CHINA	Conformant
175	Tungsten	Fujian Jinxin Tungsten Co., Ltd.	CHINA	Conformant
176	Tungsten	Ganzhou Huaxing Tungsten Products Co., Ltd.	CHINA	Conformant
177	Tungsten	Ganzhou Jiangwu Ferrotungsten Co., Ltd.	CHINA	Conformant
178	Tungsten	Ganzhou Seadragon W & Mo Co., Ltd.	CHINA	Conformant
179	Tungsten	Global Tungsten & Powders Corp.	UNITED STATES OF AMERICA	Conformant
180	Tungsten	Guangdong Xianglu Tungsten Co., Ltd.	CHINA	Conformant
181	Tungsten	H.C. Starck Smelting GmbH & Co. KG	GERMANY	Conformant
182	Tungsten	H.C. Starck Tungsten GmbH	GERMANY	Conformant
183	Tungsten	Hunan Chenzhou Mining Co., Ltd.	CHINA	Conformant
184	Tungsten	Hunan Chuangda Vanadium Tungsten Co., Ltd. Wuji	CHINA	Conformant
185	Tungsten	Hunan Chunchang Nonferrous Metals Co., Ltd.	CHINA	Conformant
186	Tungsten	Hydrometallurg, JSC	RUSSIAN FEDERATION	Conformant
187	Tungsten	Japan New Metals Co., Ltd.	JAPAN	Conformant
188	Tungsten	Jiangwu H.C. Starck Tungsten Products Co., Ltd.	CHINA	Conformant
189	Tungsten	Jiangxi Gan Bei Tungsten Co., Ltd.	CHINA	Conformant
190	Tungsten	Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.	CHINA	Conformant
191	Tungsten	Jiangxi Xinsheng Tungsten Industry Co., Ltd.	CHINA	Conformant
192	Tungsten	Jiangxi Yaosheng Tungsten Co., Ltd.	CHINA	Conformant
193	Tungsten	Kennametal Fallon	UNITED STATES OF AMERICA	Conformant
194	Tungsten	Kennametal Huntsville	UNITED STATES OF AMERICA	Conformant
195	Tungsten	Malipo Haiyu Tungsten Co., Ltd.	CHINA	Conformant
196	Tungsten	Niagara Refining LLC	UNITED STATES OF AMERICA	Conformant
197	Tungsten	Nui Phao H.C. Starck Tungsten Chemicals Manufacturing LLC	VIET NAM	Conformant
198	Tungsten	Tejing (Vietnam) Tungsten Co., Ltd.	VIET NAM	Conformant
199	Tungsten	Vietnam Youngsun Tungsten Industry Co., Ltd.	VIET NAM	Conformant
200	Tungsten	Wolfram Bergbau und Hutten AG	AUSTRIA	Conformant
201	Tungsten	Xiamen Tungsten (H.C.) Co., Ltd.	CHINA	Conformant
202	Tungsten	Xiamen Tungsten Co., Ltd.	CHINA	Conformant
203	Tungsten	Xinhai Rendan Shaoguan Tungsten Co., Ltd.	CHINA	Conformant

(1)	We note the following in connection with the information contained in the foregoing list:

a)	The smelters and refiners listed above were identified to us by the Suppliers as being part of our 2017 supply chain. However, not all of the included smelters and refiners may have processed necessary 3TG contained in our In-Scope Products. Some Suppliers may have reported to us smelters and refiners that were not in our supply chain due to over-inclusiveness in the information received from their suppliers, due to errors or for other reasons. In addition, the smelters or refiners reflected above may not be all of the smelters and refiners in our 2017 supply chain, since (i) we have not included smelter or refiner information that our Suppliers reported to us at a “company level,” meaning that they reported to us the 3TG content contained in all of their products, not just the products they sold to us; (ii) many of our Suppliers were unable to identify all of the smelters and refiners used to process the necessary 3TG content contained in our In-Scope Products; and (iii) because not all of our Suppliers responded to our inquiries.

b)	The listed smelters and refiners only include those reported entities that were listed on the Smelter Look-up tab list of the Template because those are the only reported entities that we were able to determine were smelters or refiners.

c)	“Conformant” means that a smelter or refiner was listed as Conformant with the Responsible Minerals Assurance Process’s (“RMAP,” formerly known as the Conflict-Free Smelter Program) assessment protocols, including through mutual recognition and those indicated as “re-audit in process.” Included smelters and refiners were not necessarily Conformant for all or part of 2017 and may not continue to be Conformant for any future period. We do not have information on the origin of the 3TG processed by any of the Conformant smelters and refiners prior to their respective compliance dates.

d)	“Active” means that the smelter or refiner is a participant in the RMAP and has committed to undergo an audit or is participating in a cross-recognized certification program.

e)	A smelter or refiner is listed as “On Smelter Look-up List Only” if it was not Conformant or Active but appears on the Smelter Look-up tab list of the Template.

f)	The compliance status and country location reflected in the list is based solely on information made available by the RMI to its members, without independent verification by us.

g)	Country Location is the location of the smelter or refiner and is based solely on information made publicly available by RMI, without independent verification by us.

We have endeavored to determine the mine or location of origin of the 3TG contained in our In-Scope Products by requesting that the Suppliers provide us with completed Templates and through the flow-down provisions contained in the Conflict Minerals Policy. Where a smelter or refiner has been identified, we also have reviewed public online information and information made available by the RMI to its members, to the extent available, to try to determine the mine or location of origin.

The countries of origin of the Conflict Minerals processed by the Conformant smelters and refiners identified to us by the Suppliers may have included the countries listed below. The listed countries of origin are derived from information made available by the RMI to its members. Except for the DRC, the RMI does not indicate individual countries of origin of the 3TG processed by Conformant smelters and refiners. Instead, the RMI indicates country of origin by category, according to risk level. The identified Conformant smelters and refiners were in each of the categories below:

L1 – Countries that are not identified as conflict regions or plausible areas of smuggling or export from the DRC and its adjoining countries: Argentina, Australia, Austria, Benin, Bolivia, Brazil, Burkina Faso, Cambodia, Canada, Chile, China, Colombia, Ecuador, Eritrea, Ethiopia, France, Germany, Ghana, Guatemala, Guinea, Guyana, Honduras, India, Indonesia, Japan, Kazakhstan, Laos, Madagascar, Malaysia, Mali, Mexico, Mongolia, Myanmar, Namibia, Nicaragua, Nigeria, Panama, Peru, Portugal, Russia, Senegal, Sierra Leone, Spain, Thailand, Togo, United States of America, United Kingdom, Uzbekistan, Vietnam and Zimbabwe.

L2 – Countries that are known or plausible countries for smuggling, export out of region or transit of materials containing 3TG: Mozambique and South Africa.

L3 – The DRC and its adjoining countries: Burundi, Rwanda and Uganda.

DRC – The Democratic Republic of the Congo.

Alternatively, some of the 3TG processed by the Conformant smelters and refiners may have originated from recycled or scrap sources. Because the RMI does not indicate individual countries of origin of the 3TG processed by Conformant smelters and refiners (other than the DRC), we were not able to determine the countries of origin of the 3TG processed by the identified Conformant smelters and refiners with greater specificity, and certain of the Conformant smelters and refiners sourced from more than one region listed above and/or from recycled or scrap sources. In addition, for some of the identified Conformant smelters and refiners, origin information is not disclosed by the RMI. We did not determine the countries of origin of the 3TG processed by the other smelters and refiners listed in the table above.

As noted earlier in this Conflict Minerals Report, based on our reasonable country of origin inquiry, we concluded that 118 of the Conformant smelters and refiners identified by the Suppliers sourced entirely from outside of the DRC and its adjoining countries, including from recycled or scrap sources.

Due Diligence Improvement Measures

We intend to further improve due diligence measures for 2018 in order to mitigate the risk that the necessary 3TG in our In-Scope Products benefit armed groups by taking the following steps, among others:

•	Using the latest revision of the Conflict Minerals Reporting Template for our 2018 supplier outreach;

•	Continuing to encourage Suppliers that provided company level information for 2017 to provide product level information for 2018 through ongoing outreach with these Suppliers;

•	Continuing to engage with Suppliers that provided incomplete responses or that did not provide responses for 2017 to help ensure that they provide requested information for 2018; and

•	Communicating our sourcing expectations to any new supplier in 2018, including providing the supplier with a copy of the Conflict Minerals Policy.